EXHIBIT 99.1

Presentation Released by Two Rivers Water & Farming Company and GrowCo, Inc.

______________

Two Rivers
WATER & FARMING
Ticker: OTCQB – TURV

GrowCo

State-of-the-art Greenhouses

COMPANY SAFE HARBOR STATEMENT

The nature of the Company's (GrowCo, Inc. and Two Rivers Water & Farming) operations and the environment in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In connection with the "Safe Harbor" provisions of the Private Securities Legislation Reform Act of 1995, the Company notes the following factors could cause future results to differ materially from the forward looking statements, expectations and assumptions expressed or implied herein. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, without limitation, State and Federal laws regarding marijuana, the market price for marijuana, changes in applicable statutory and regulatory requirement regarding marijuana, uncertainties in the estimation of water available under decrees, costs of the factors of production of marijuana, uncertainties in the estimation of costs of farmland development and irrigation systems, the strength and financial resources of our competitors, our ability to find and retain skilled personnel, climatic and weather conditions, labor relations, availability and cost of material and equipment, delays in anticipated permit and construction dates, environmental risks, the results of financing efforts and the ability to meet capital requirements, uncertainties related to the real estate market generally and the development of projects we currently have under contract and general economic conditions. This presentation may contain "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this presentation which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. These forward-looking statements are made as of the date of this presentation, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this presentation are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

In 2016, Colorado Marijuana will be a Billion Dollar Market

*based on projected tax revenues of $94 million

Marijuana sales, by county

Retail sales of recreational and medical marijuana, 2014



Fort collins
Boulder
DENVER
Aspen
Colorado springs
Pueblo
Durango
$30 million
$5 million
$1 million

Marijuana sales, by month

Retail sales of recreational and medical marijuana, 2014, in millions of dollars



MEDICAL
RECREATIONAL
70
60
50
40
30
20
10
0
Jan. Feb. Mar. Apr. May. Jun. Jul. Aug. Sept. Oct. Nov. Dec.

Marijuana tax revenues, by month

Total tax revenue from retail and medical sales, in millions of dollars



8
7
6
5
4
3
2
1
0
Jan. Feb. Mar. Apr. May. Jun. Jul. Aug. Sept. Oct. Nov. Dec.

WASHINGTONPOST.COM/**WONKBLOG**

Source: Colorado Department of Revenue

GrowCo

Colorado Greenhouse Opportunity

Two Rivers Water & Farming

Why grow in a State-of-the-art GrowCo Greenhouse?


Colorado

90% of Colorado marijuana is still grown in converted warehouses, based on legacy skill sets.

Converted warehouse grows are inefficient, disease-prone, artificial growing environments.

State-of-the-art GrowCo greenhouses are highly-efficient, natural growing systems.

GrowCo

The GrowCo Advantage

200% Yield at 50% Cost



- Lower Costs
- Higher ROI
- Better Quality
- Year-Round

Two Rivers
WATER & FARMING

GrowCo
State-of-the-art Greenhouses

How big is a 2-acre greenhouse? Imagine 2 football fields.

90,000 square feet of greenhouse space can yield 10,000 pounds of marijuana per annum





GrowCo Best Practices


Efficiency
resource management

GrowCo greenhouses make the most of the sun's natural energy, optimize water use, and maximize automation. Our approach is the best way to produce consistent product throughout the year.


Knowledge
lab-tested products

GrowCo greenhouses reduce the need for carcinogenic fungicides and other hazardous chemicals.

GrowCo Consistent Quality

GrowCo trained horticulturalists devise a specific soil mix, nutrient regimen, and growing environment for the specific strains of cannabis our tenants cultivate.


Grow Space
design & construction


Agriculture
high-quality production


Chemistry
testing

GrowCo institutes laboratory testing procedures that ensures a pure, safe, consistent product.

Two Rivers
WATER & FARMING

GrowCo

GrowCo Organizational Divisions


Greenhouse
Leasing


Tenant
Services

Two Rivers Water & Farming

GrowCo

Greenhouse Leasing Plan

Four Greenhouses in Pueblo, CO

Construction costs at $4.5 million – Leased for $2 million per annum


Greenhouse
Leasing


Costs
Income
Balance
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
-$10,000,000
-$20,000,000
2015
2016
2017
2018
2019
2020
2021

Two Rivers
WATER & FARMING

GrowCo

Greenhouse Leasing Plan

Total Development of 1,000,000 sq. ft. by 2018


Greenhouse
Leasing


Growspace in sq.ft. over time
1,000,000
750,000
500,000
250,000
0
pueblo, co
out-of-state projects
Jul 15
Apr 16
Sep 16
Mar 17
Sep 17
Mar 18

GrowCo

GrowCo Business Development

GrowCo Business Development will provide a turnkey growing solution for licensees around the globe.


Tenant
Services

Services for Greenhouse Tenants:

- Site Development
- Construction & Operational Finance
- Trained Master Growers and Greenhouse Managers
- Cash Management & Accounting
- Access to Low-Cost Crop Inputs

GrowCo

Greenhouse Value Proposition


01
200% Yield
02
50% Cost
03
Better ROI
04
Lab-Testing
05
Consistent Quality

Two Rivers Water & Farming

GrowCo

Investment Opportunities


Irrigated Farming


Greenhouse Expertise

Two Rivers Water & Farming Company (OTCQB: TURV), fully reporting since 2006, owns and operates irrigated farming operations in southeastern Colorado.

GrowCo, Inc., a majority owned subsidiary of Two Rivers (TURV), provides state-of-the-art growing infrastructure and water to licensed cannabis farmers.

GrowCo does not "touch the plant". We lease our facilities to licensed growers and provide supplementary business services.

Two Rivers
WATER & FARMING

GrowCo

Investment Opportunities


GrowCo
Dividends

10 million GrowCo shares are to be distributed to holders of Two Rivers stock as of 4 record dates this year.

Distribution is approximately one GrowCo share for each 10 Two Rivers shares held on a record date. Next two record dates are July 1st, 2015 and October 1st, 2015.

Distributions will be made when GrowCo shares can be sold pursuant to an effective registration with the SEC or an exemption.